GENERAL SEMICONDUCTOR, INC.
                              ANNUAL INCENTIVE PLAN

     1.     Purpose

     The purpose of the Annual Incentive Plan is to enhance the ability of General Semiconductor, Inc. to attract, motivate, reward and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Annual Incentive Plan provides a means of annually rewarding participants primarily based on the performance of the Company and its Business Units and secondarily based on the achievement of personal performance objectives.


     2.     Eligibility

     Participation in the Plan for a Performance Period shall be limited to those Employees who, because of their significant impact on the current and future success of the Company, the CEO selects, in accordance with Section 4, to participate in the Plan for that Performance Period. Notwithstanding the foregoing, Officers shall participate in the Plan in every Performance Period.

     To be eligible to participate in the Plan in any Performance Period an Employee shall have had at least three months active tenure during such Performance Period and be actively employed by the Company on the Award payment date (except as provided in Sections 6 and 7).

     Employees shall participate in only one annual cash or sales incentive plan for any specific period in time. For example, an individual may not participate in both the Plan and the Company's sales incentive plan at the same time. An individual may participate in this Plan and another Plan sequentially during any Performance Period because of promotion or reassignment, provided that participation in each such plan is pro-rated to reflect (to the nearest weekly increment) the period during which he or she participated in each plan.

     3.    Administration

     The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee with respect to Officers and by the CEO with respect to all other Participants. The Committee and the CEO, as the case may be, shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant's Target Award Percentage, to approve all Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that only the Committee shall have authority to amend or terminate the Plan. The Committee's and the CEO's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, their respective stockholders and all employees of the Company, including the Participants and their respective beneficiaries.

     4.     Determination of Awards

     Prior to, or as soon as practicable following, the commencement of each Performance Period, the CEO with respect to all Employees other than Officers shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target Award Percentage and the Committee shall determine each Officer's Target Award Percentage. The Company shall prepare schedules, which will be treated as part of the Plan for that Performance Period, setting forth (a) the Participants during that Performance Period, (b) each Participant's Target Award Percentage for that Performance
Period, and (c) the Operational Targets (and the allocation among the Operational Targets) for that Performance Period (which shall be established within 90 days after the commencement of such Performance Period). The Company shall notify each Participant of his or her Target Award Percentage and the applicable Operational Targets for the Performance Period. The Committee shall establish the Target Award Percentage and the Operational Targets for Officers within 90 days after the commencement of the relevant Performance Period.

     A Participant earns an Award for a Performance Period based on (i) the Company's and his or her Business Unit's achievement of the Operational Targets, and (ii) in the case of Participants other than the CEO, his or her achievement of personal performance goals. The portion of Awards based on Company or Business Unit Performance will only be earned if the Company or Business Unit, as applicable, achieves at least the minimum percentage specified by the Committee or the CEO, as applicable, of the Operational Target set for the Performance Period. The Awards for any Performance Period may also be increased above the Target Award Percentage for achievement in excess of the Operational Targets for that Performance Period, as specified by the Committee or CEO, as applicable, for that Performance Period. The Awards of each Participant (other than the CEO) may be adjusted upward or downward by twenty percent (20%) by the Committee or the CEO, as applicable, based upon the CEO's or the Committee's determination of a Participant's Personal Performance Percentage for that Performance Period; provided, however, that such adjustments shall neither increase nor decrease the total amount paid on the basis of the achievement of the Operational Targets for that Performance Period. The Committee is authorized to reduce the amount of the award payable to the CEO by not more than 20% for any Performance Period based upon its assessment of personal performance but not to increase the Award above that yielded by the Operational Target Award earned for the CEO.

    5.     Changes to the Target

     The Committee, with respect to Officers, and the CEO, with respect to all other Participants, may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant or assign a different Target Award Percentage to a Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

     The Committee, with respect to Officers, and the CEO, with respect to all other Participants, may at any time prior to the final determination of Awards change the Operational Targets to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation; or to equitably reflect changed business circumstances during the Performance Period; the occurrence of any extraordinary event; any change in applicable accounting rules or principles; any change in the Company's method of accounting; any change in applicable law; any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend combination of shares or other changes in the Company's corporate structure or shares; or any other change of a similar nature.

     6.     Payment of Awards

     The Committee shall certify and announce the Awards that will be paid by the Company to each Officer as soon as practicable following the final determination of the Company's financial results for the relevant Performance Period. Subject to the provisions of Section 7, payment of the Awards certified by the Committee shall normally be made, in a single lump sum cash payment as soon as practicable following the close of such Performance Period but in any event within 120 days after the close of the Performance Period. In the case of all other Participants, as soon as practicable after the close of a Performance Period, the CEO shall review the Business Units' financial performance against the Operational Targets for that Performance Period and, subject to the provisions of Section 7, each Award to the extent earned shall be paid in a single lump sum cash payment as soon as practicable after the close of the Performance Period, but no later than 120 days following the close of the Performance Period.

     If a Change in Control occurs, the Company shall, within 60 days thereafter, pay to each Participant in the Plan immediately prior to the Change in Control (regardless of whether the Participant remains employed after the Change in Control) an Award which is calculated assuming that all performance percentages are 100 percent, and such Award shall be prorated to the date of the Change in Control based on the Participant's Base Salary earned to the date of the Change in Control.

     7.     Limitations on Rights to Payment of Awards

     No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the Award payment date, except as provided in the last paragraph of Section 6. However, if the Participant has active service with the Company for at least three months during any Performance Period and the
Participant's   employment  with  the  Company  terminates  due  to  the  death,
Disability or Retirement (or, in the event of the Participant's death, the Participant's estate, beneficiary or beneficiaries as determined under Section
8), the Participant shall remain eligible to receive a prorated portion of any earned Award, based on the number of weeks that the Participant was actively employed and performed services during such Performance Period.

     8.     Designation of Beneficiary

     A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company's Human Resources Department. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant's estate.

     9.       Amendment and Termination

     (a) The Committee may at any time, or from time to time, amend, in whole or in part, the Plan. However, no amendment or termination of the Plan shall adversely affect any Participant's right to or interest in an Award earned prior to the date of such amendment, unless the Participant agrees in writing thereto.

     (b) The Committee may terminate the Plan, in whole or in part; however, each Participant shall receive an amount equal to the amount of the Award that would have been paid for the Performance Period, prorated for the number of weeks in the Performance Period prior to the date of termination of the Plan.

     10.      Miscellaneous Provisions

     (a) This Plan is not a contract between the Company and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan.

     (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 8, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

     (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

     (d) The Company shall have the right to deduct from Awards paid, any taxes or other amounts required by law to be withheld.

     (e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the Officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

     (f) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York, without giving effect to conflict of law principles thereof.

     11.    Definitions

     (a) "Award" shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

     (b)"Base Salary" shall mean the Participant's annual base salary, paid in the performance period. Annual base salary does not include Awards under the Plan, long-term incentive awards, imputed income from such programs as executive life insurance or nonrecurring earnings such as moving expenses and is based on salary before reductions for such items as contributions under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended, and Company-sponsored deferred compensation arrangements.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Business Unit" shall mean either the Company, a strategic function, regional group or other unit of classification, as specified by the Committee or CEO, as applicable.

     (e) "CEO" shall mean the Chief Executive Officer of the Company.


     (f) "Change in Control" shall mean the occurrence of any of the following:

     (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 11(f)(1), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or
(iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (2) The individuals who, as of October 19, 1999, are members of the Board (the "Incumbent Board"), cease, for any reason, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3)          The consummation of:

     (A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

     (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation"), in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

     (ii) the individuals, who were members of the Incumbent Board immediately prior to the extension of the agreement providing for such merger, consolidation or reorganization, constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

     (iii) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty-three percent (33%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty-three percent (33%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

(B)         A complete liquidation or dissolution of the Company; or

     (C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (g) "Committee" shall mean the Compensation Committee of the Board.

     (h) "Company" shall mean General Semiconductor, Inc., and its Subsidiaries.

     (i) "Disability" shall mean permanent disability, as defined in the Company's long-term disability plan.

     (j) "Effective Date" shall mean January 1, 2000.

     (l) "Employee" shall mean any person (including an officer) employed by the Company or any of its Subsidiaries on a full-time salaried basis.

     (m) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (n) "Officer" shall mean the CEO and an officer of the Company elected by the Board.

     (o) "Operational Targets," for any Performance Period, shall mean the financial performance of the Company, as specified by the Committee or the CEO, as applicable, as the stock price, earnings per share, net earnings, operating income, return on assets, net capital employed, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more Company objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, or goals relating to acquisitions or divestitures. In setting Operational Targets pursuant to Section 4, the Committee or the CEO shall use objectively determinable Operational Targets based on the foregoing criteria. To the extent applicable, any such Operational Target shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. The Operational Targets established by the Committee or the CEO may be (but need not be) different each Performance Period and different Operational Targets may be applicable to different Participants.

     (p) "Participant," for any Performance Period, shall mean an Officer or Employee selected to participate in the Plan for such Performance Period in accordance with Section 2.

     (q) "Performance Period" shall mean the fiscal year of the Company or any other period designated by the Committee with respect to which an Award is earned.

     (s) "Personal Performance Percentage," with respect to Participants other than the CEO for any Performance Period, shall mean the percentage between 80% and 120%, based on the achievement of the Participant's personal performance goals, as determined in accordance with Section 4.

     (t) "Plan" shall mean this General Semiconductor, Inc. Annual Incentive Plan, as from time to time amended and in effect.

     (u) "Retirement" shall mean retirement at or after age 65 or early retirement with the prior written approval of the Company.

     (v) "Shares" shall mean the common stock, par value $.01 per share, of the Company.

     (w) "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

     (x) "Target Award Percentage" for any Participant with respect to any Performance Period, shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if each of the Operational Target Awards Earned and the Personal Performance Percentage (if applicable) for that Performance Period is 100%, and shall be determined by the Committee with respect to Officers and by the CEO with respect to all other Participants, based on the Participant's responsibility level or the position or positions held during the Performance Period; provided, however, that if any Participant other than an Officer held more than one position during the Performance Period, then the CEO may designate a different Target Award Percentage with respect to each position and the Award will be pro-rated to reflect ( to the nearest semi-monthly increment) the period during which such Participant had each Target Award Percentage.


Adopted:  ________________, 1999